UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 26, 2012

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 29, 2012, Northwest Natural Gas Company (NW Natural) issued a press release describing the preliminary order of the Public Utility Commission of Oregon (OPUC) issued on October 26, 2012 in our general rate case and described a one-time, after-tax charge of $2.7 million that NW Natural expects, subject to review of the terms of a final order of the OPUC in the rate case, to recognize in the third quarter of 2012 as a result thereof. See Item 8.01. A copy of the press release is attached as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In July 2012, NW Natural entered into a bond purchase agreement under which a group of investors agreed to purchase $50 million of its first mortgage bonds. The bonds were sold in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The issuance of the bonds and the funding of the transaction occurred on October 30, 2012. The bonds bear interest at the rate of 4.00 percent, payable semi-annually on February 1 and August 1 of each year, commencing February 1, 2013, and mature on October 31, 2042.

Item 8.01	Other Events

On October 29, 2012, NW Natural issued a press release describing the preliminary order of the OPUC issued on October 26, 2012 in our Oregon general rate case. The complete text of this release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This report, and other presentations made by NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, future events, investments, commodity costs or supplies, customer rates, financial positions, revenues and earnings, performance, legislative actions and impact, rate case outcomes, regulatory cost recovery, effects of regulatory actions or approvals, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A “Risk Factors”, and Part II, Item 7 and Item 7A “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosure about Market Risk” in the company’s most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk”, and Part II, Item 1A, “Risk Factors”, in the company’s quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the company, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1

Twenty-First Supplemental Indenture, providing, among other things, for First Mortgage Bonds, 4.00% Series Due 2042, dated as of October 15, 2012, by and between Northwest Natural Gas Company, Deutsche Bank Trust Company Americas (Formerly known as Bankers Trust Company), and Stanley Burg (Successor to R.G. Page and J.C. Kennedy).

Exhibit 99.1	Press Release of Northwest Natural Gas Company issued October 29, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: October 31, 2012	/s/ MARDILYN SAATHOFF
MardiLyn Saathoff Chief Governance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

4.1

Twenty-First Supplemental Indenture, providing, among other things, for First Mortgage Bonds, 4.00% Series Due 2042, dated as of October 15, 2012, by and between Northwest Natural Gas Company, Deutsche Bank Trust Company Americas (Formerly known as Bankers Trust Company), and Stanley Burg (Successor to R.G. Page and J.C. Kennedy).

99.1	Press Release of Northwest Natural Gas Company issued October 29, 2012.

4